SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant    ☐

Filed by a Party other than the Registrant    ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

PEOPLESOFT, INC.

(Name of Registrant as Specified In Its Charter)

ORACLE CORPORATION

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

For Immediate Release

Contact:	Jennifer Glass
Oracle Corp.
(650) 633-6192
jennifer.glass@oracle.com

Oracle Comments on Department of Justice Suit

REDWOOD SHORES, Calif., February 26, 2004 — Oracle Corporation (Nasdaq: ORCL) issued the following statement today:

“The Department of Justice decision follows an aggressive lobbying campaign by PeopleSoft management,” said Jim Finn, Oracle spokesman. “It is inconsistent with the overwhelming evidence of intense competition in the markets we serve, and we believe it is without basis in fact or in law. A combined Oracle/Peoplesoft will significantly benefit all customers and shareholders involved.”

Important Notice

Oracle Corporation and its nominees to the PeopleSoft board will be soliciting proxies for use at the PeopleSoft 2004 Annual Meeting, or at any adjournment or postponement thereof, to vote in favor of these nominees, Oracle’s proposed bylaw amendment and to vote on any other matters that shall be voted upon at the 2004 Annual Meeting. Oracle has filed a proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with this solicitation of proxies for the 2004 Annual Meeting (the “Proxy Statement”). Promptly after filing a definitive Proxy Statement with the SEC, Oracle will mail the Proxy Statement and a BLUE Proxy Card to each PeopleSoft stockholder entitled to vote at the Annual Meeting. Oracle has engaged MacKenzie Partners Inc. (“MacKenzie”) to assist it in the solicitation of proxies from PeopleSoft stockholders. Oracle has agreed to pay customary compensation to MacKenzie for such services. In addition, Oracle has agreed to reimburse MacKenzie for its reasonable out-of-pocket expenses and to indemnify them and certain related persons against certain liabilities relating to or arising out of the engagement. In its role as financial advisor to Oracle, Credit Suisse First Boston LLC (“CSFB”) may also assist in the solicitation of proxies from PeopleSoft stockholders. CSFB will not receive any fees for or in connection with its solicitation activities, other than the fees due CSFB for its services as financial advisor to Oracle and as Dealer Manager in connection with Oracle’s tender offer. In addition, directors, officers and employees of Oracle may solicit proxies although no additional compensation will be paid to directors, officers or employees for such services.

The solicitation and the offer to buy PeopleSoft’s common stock is only made pursuant to the Offer to Purchase and related materials that Oracle Corporation and Pepper Acquisition Corp. filed on June 9, 2003, as amended and restated on February 12, 2004 and as subsequently amended. Stockholders should read the Amended and Restated Offer to Purchase and related materials carefully because they contain important information, including the terms and conditions of the offer. Stockholders can obtain the Amended and Restated Offer to Purchase and related materials free at the SEC’s website at www.sec.gov, from Credit Suisse First Boston LLC, the Dealer Manager for the offer, from MacKenzie Partners, the Information Agent for the offer, or from Oracle Corporation.

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